                     DAIMLER-BENZ AUTO GRANTOR TRUST 1993-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JULY 1997
DISTRIBUTION DATE: 8/15/97



STATEMENT FOR CLASS A CERTIFICATEHOLDERS
PURSUANT TO SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                       Per $1,000 of
                                                                                                      Original Class A
                                                                                                        Certificate
                                                                                                           Amount
                                                                                                      ----------------
     (i)   Principal Distribution                                                   $2,081,801.02         $4.080141

    (ii)   Interest Distribution                                                       $44,668.71         $0.087547

   (iii)   Amount of Distribution allocable to the Yield Suppl. Amount                  $2,646.13
           Amount of Distribution allocable to the Shortfall (Excess) Amount            $5,426.22

   (iv)    Monthly Servicing Fee                                                       $12,315.61         $0.024137
           Monthly Supplemental Servicing Fee                                               $0.00         $0.000000
           Class A Percentage of the Servicing Fee                                     $11,453.52         $0.022448
           Class A Percentage of the Supplemental Servicing Fee                             $0.00         $0.000000

     (v)   Class A Principal Balance (end of Collection Period)                    $11,662,416.72
           Class A Pool Factor (end of Collection Period))                              2.2857280%
           Class B Principal Balance (end of Collection Period)                       $877,816.31

    (vi)   Pool Balance (end of Collection Period)                                 $12,540,233.03

   (vii)   Class A Interest Carryover Shortfall                                             $0.00         $0.000000
           Class A Principal Carryover Shortfall                                            $0.00         $0.000000

  (viii)   Amount otherwise distributable to Class B Certificateholders                     $0.00
           that is distributed to Class A Certificateholders

    (ix)   Balance of the Reserve Fund Property (end of Collection Period)          $5,486,319.09

     (x)   Aggregate Purchase Amount of Receivables repurchased by                          $0.00
           the Seller or the Servicer


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